UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2010

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-0101

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Item 3.02                                             Unregistered Sales of Equity Securities.

On March 12, 2010, American Wagering, Inc. (the “Company”) engaged a financial advisor on an exclusive basis to provide advisory services to the Company, including the identification of potential investors in an offering of debt, equity or equity-linked securities of the Company, or a strategic based transaction involving the Company.  In consideration, the Company agreed to pay the financial advisor for its services as follows:

(i)     an initial retainer of 250,000 restricted shares (the “Shares”) of the Company’s common stock;

(ii)    a fee of 3.5% (or 2.625% for certain identified potential investors) of the principal amount raised in any debt or equity financing;

(iii)   a fee of 3% of the total enterprise value (as defined therein) in a strategic transaction; and

(iv)   to reimburse the financial advisor for its reasonable costs and expenses incurred during the term of the Agreement.

The Shares were issued in reliance on Section 4(2) of the Securities Act of 1933.  The Company has agreed to provide the financial advisor with limited piggyback registration rights with respect to the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WAGERING, INC.
(Registrant)

Date: March 17, 2010
	By:	/s/ Victor Salerno
Victor Salerno
	Its:	Chief Executive Officer and President